UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2023

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2023, the Board of Directors (the “Board”) of Avangrid, Inc. (the “Corporation”), upon the recommendation of its Compensation, Nominating and Corporate Governance Committee (the “Committee”), adopted an amendment to the Amended and Restated Executive Variable Pay Plan, which is the Corporation’s annual cash incentive plan providing executive officers (including the “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended) and certain other key employees of the Corporation with the opportunity to earn annual incentive compensation through superior management performance and is intended to promote the future growth and success of the Corporation and its affiliates, and enhance the linkage between employee, customer and shareholder interests.

The amendments approved and reflected in the amendment and restatement of the Amended and Restated Executive Variable Pay Plan (the “Amended and Restated Plan”) are intended to adjust the weighting of the corporate and business area performance and discretionary performance assessment metrics for certain participants in the plan, including, without limitation, the Chief Executive Officer of the Corporation and certain “named executive officers”. Each year, a maximum annual incentive opportunity expressed as a percentage of annual base salary is established for each participant, which is dependent on each such participant’s position and the scope of responsibilities. Performance under the Amended and Restated Plan is measured based on achievement of the corporate metrics, the applicable business area and individual metrics, and the discretionary performance assessment, if applicable, each of which are weighted differently for participants based on their respective roles to reflect the areas where each participant has the most significant impact on the Corporation’s results.

The foregoing summary of the Amended and Restated Plan is qualified in its entirety by reference to the complete text of the plan, a copy of which will be filed by the Corporation as an exhibit to its quarterly report on Form 10-Q for the quarterly period ending March 31, 2023.

In addition, on February 16, 2023, the Board, upon the recommendation of its Compensation and Nominating Committee, granted awards of phantom share units under the Corporation’s Amended and Restated Avangrid, Inc., Omnibus Incentive Plan to certain key executives and employees of the Corporation (including the “named executive officer” of the Corporation as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended, listed below (the “Named Executive Officer”), which were intended to reward them for their service, incentivize continued performance, encourage retention of services, and align their interests with those of the Corporation’s shareholders. The grants will vest in three equal installments on February 16, 2024, February 16, 2025, and February 15, 2026, respectively, and will be settled in a cash amount equal to the number of phantom share units multiplied by the closing share price of the Corporation’s common stock on the respective vesting dates, subject to continued employment.

Name	Phantom Share Units
Catherine S. Stempien	8,000
R. Scott Mahoney	8,000
Patricia Cosgel	4,500

The foregoing description of the phantom share unit grants are only a summary of the material provisions of such grants, does not purport to be complete, and is qualified in its entirety by reference to the phantom share unit agreements entered into with each grantee, the form of which was filed as Exhibit 10.1 to the Corporation quarterly report on Form 10-Q for the quarterly period ending March 31, 2022.

Item 5.08	Shareholder Director Nominations.

The Board has established June 13, 2023 as the date of the Corporation’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”) and April 14, 2023 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

Because the date of the Annual Meeting differs by more than thirty days from the anniversary date of the previous annual meeting of shareholders, previously announced deadlines for any shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, are no longer applicable.

To be considered for inclusion in this year’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, shareholders who intend to present proposals for action at the Annual Meeting must ensure that such proposals are received by the Corporation’s Secretary at Avangrid, Inc., 180 Marsh Hill Road, Orange, Connecticut 06477, on or before the close of business on April 14, 2023, which the Corporation has determined to be a reasonable time before it expects to begin to print and send its proxy materials. In addition to complying with this deadline, shareholder proposals must comply with all applicable U.S. Securities and Exchange Commission rules, including Rule 14a-8, and the requirements set forth in the Corporation’s Amended and Restated Bylaws, and applicable law.

Item 8.01	Other Events.

The description above under “Item 5.08– Shareholder Director Nominations” is incorporated by reference into this Item 8.01. On February 16, 2023, the Corporation issued a press release announcing that the date of its 2023 Annual Meeting will be June 13, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: February 17, 2023

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